SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2023

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On August 1, 2023, Ionis Pharmaceuticals, Inc. (“Ionis” or the “Company”) notified Sudberry Development, Inc. (the “Landlord”) of its exercise of its right to terminate the Lease Agreement, made as of October 6, 2022, between the Company and Landlord (the “Lease”), pursuant to Section 2.3 of the Lease due to Landlord’s failure to commence grading of the Land (as defined below) on or before July 31, 2023 (the “Key Milestone”).

Under the Lease, the Company agreed to lease a building to be constructed by Landlord (the “Building”) consisting of approximately 217,000 rentable square feet composed of manufacturing space, office space, research and development space, and warehouse space, on certain vacant, undeveloped real property consisting of approximately 13.1 acres (the “Land”) located in the City of Oceanside, California. Upon the substantial completion of Landlord’s work obligations for the Building (the “Lease Commencement Date”), the Company agreed to pay Landlord a base rent at fair market value, which the Company and Landlord agreed would be equal to a specified percentage of the actual costs of constructing the Building (the “Base Rent”), which would increase annually. In addition to Base Rent, the Company agreed to pay various operating expenses and utilities, among other additional rent expenses. The Lease is set to expire on the 20-year, three-month anniversary of the Lease Commencement Date, with options for the Company to extend the Lease for two additional terms of 10 years each.

Under Section 2.3 of the Lease, the Company has the right to terminate the Lease pursuant to written notice provided to Landlord within 30 days of Landlord’s failure to achieve the Key Milestone, such notice to become effective 30 days after delivery if Landlord fails to achieve the Key Milestone within such 30-day period. Accordingly, unless Landlord achieves the Key Milestone by August 31, 2023, the Lease will terminate effective as of August 31, 2023 pursuant to its terms and neither party to the lease shall thereafter have any further rights or obligations under the Lease, except for such obligations which expressly survive such termination.

The Company does not believe the potential termination of the lease will impact its ability to successfully commercialize its medicines.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which was filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the quarter and year ended December 31, 2022.

Forward-Looking Statements

This report includes forward-looking statements regarding Ionis’ business, its manufacturing facilities and the therapeutic and commercial potential of Ionis’ products in development. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those related to our commercial products and the medicines in our pipeline, and particularly those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended Dec. 31, 2022, and the most recent Form 10-Q quarterly filing, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: August 4, 2023	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel